UNIFIED FUND SERVICES, INC.
                          431 North Pennsylvania Street
                           Indianapolis, Indiana 46204



                                December 31, 2002



Unified Series Trust
431 North Pennsylvania Street
Indianapolis, Indiana  46204

Gentleman/Ladies:

         I am writing in connection with Unified Fund Services, Inc.'s purchase of shares of the Auxier Focus Fund in the amount of $50,000 and shares of the StoneRidge Bond Fund in the amount of $50,000. This is to advise you that the shares we purchased were purchased for investment only with no present intention of selling such shares, and Unified Fund Services, Inc. does not now have any intention of selling such shares.

                                             Very truly yours,

                                             UNIFIED FUND SERVICES, INC.


                                   By:            /s/
                                  ----------------------------------------------
                                  David A. Bogaert, Chief Executive Officer and
                                           Managing Director